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                                IMPROVENET, INC.



                            SERIES D PREFERRED STOCK

                               PURCHASE AGREEMENT




                            DATED SEPTEMBER 10, 1999




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

                               TABLE OF CONTENTS


                                                                                                               PAGE
SECTION 1.AGREEMENT TO SELL AND PURCHASE..........................................................................1

         1.1      Authorization of Shares.........................................................................1

         1.2      Sale and Purchase...............................................................................1

SECTION 2.CLOSING, DELIVERY AND PAYMENT...........................................................................1

         2.1      Closing.........................................................................................1

         2.2      Delivery........................................................................................1

SECTION 3.REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................................................2

         3.1      Organization, Good Standing and Qualification...................................................2

         3.2      Capitalization; Voting Rights...................................................................2

         3.3      Authorization; Binding Obligations..............................................................3

         3.4      Financial Statements............................................................................3

         3.5      Liabilities.....................................................................................3

         3.6      Agreements; Action..............................................................................4

         3.7      Obligations to Related Parties..................................................................4

         3.8      Changes.........................................................................................5

         3.9      Title to Properties and Assets; Liens, etc......................................................6

         3.10     Patents and Trademarks..........................................................................6

         3.11     Compliance with Other Instruments...............................................................7

         3.12     Litigation......................................................................................7

         3.13     Tax Returns and Payments........................................................................8

         3.14     Employees.......................................................................................8

         3.15     Proprietary Information and Inventions Agreements...............................................9

         3.16     Obligations of Management.......................................................................9

         3.17     Registration Rights and Voting Agreements.......................................................9

         3.18     Compliance with Laws; Permits..................................................................10

         3.19     Environmental and Safety Laws..................................................................10

         3.20     Offering Valid.................................................................................10

         3.21     Full Disclosure................................................................................10

         3.22     Qualified Small Business.......................................................................11

         3.23     Minute Books...................................................................................11

         3.24     Insurance......................................................................................11

         3.25     Small Business Concern.........................................................................11




                                        TABLE OF CONTENTS
                                           (CONTINUED)


                                                                                                               PAGE

         3.26     Year 2000 Compliance...........................................................................11

         3.27     Foreign Corrupt Practices Act..................................................................11

         3.28     Directors and Officers.........................................................................12

SECTION 4.REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.......................................................12

         4.1      Requisite Power and Authority..................................................................12

         4.2      Investment Representations.....................................................................12

         4.3      Transfer Restrictions..........................................................................13

SECTION 5.CONDITIONS TO CLOSING..................................................................................13

         5.1      Conditions to Purchasers' Obligations at the First Closing.....................................13

         5.2      Conditions to Obligations of the Company.......................................................15

SECTION 6.MISCELLANEOUS..........................................................................................16

         6.1      Governing Law..................................................................................16

         6.2      Survival.......................................................................................16

         6.3      Successors and Assigns.........................................................................16

         6.4      Entire Agreement...............................................................................16

         6.5      Severability...................................................................................16

         6.6      Amendment and Waiver...........................................................................16

         6.7      Delays or Omissions............................................................................17

         6.8      Waiver of Conflicts............................................................................17

         6.9      Notices........................................................................................17

         6.10     Transfer Taxes.................................................................................18

         6.11     Expenses.......................................................................................18

         6.12     Attorneys' Fees................................................................................18

         6.13     Titles and Subtitles...........................................................................18

         6.14     Counterparts...................................................................................18

         6.15     Broker's Fees..................................................................................18

         6.16     Press Releases/Use of General Electric Name....................................................18

         6.17     Exculpation Among Purchasers...................................................................18

         6.18     Alternative Dispute Resolution.................................................................19

         6.19     Pronouns.......................................................................................19



                                          INDEX OF EXHIBITS


              Schedule of Purchasers........................................................Exhibit A

              Second Restated Certificate of Incorporation..................................Exhibit B

              Schedule of Exceptions........................................................Exhibit C

              Third Amended and Restated
                 Investor Rights Agreement..................................................Exhibit D

              Third Amended and Restated Right
                 of First Refusal and Co-Sale Agreement.....................................Exhibit E

              Third Amended and Restated Voting Agreement...................................Exhibit F

              List of Stockholders, Optionholders
                 and Warrantholders.........................................................Exhibit G

              Financial Statements..........................................................Exhibit H

              Proprietary Information and Inventions Agreement..............................Exhibit I

              Form of Legal Opinion ........................................................Exhibit J

              Internet Development, Marketing and
                 Distribution Agreement.....................................................Exhibit K

              Form of GE Warrant............................................................Exhibit L



                                IMPROVENET, INC.

                            SERIES D PREFERRED STOCK
                               PURCHASE AGREEMENT


         THIS SERIES D PREFERRED STOCK PURCHASE AGREEMENT (the "AGREEMENT") is entered into as of September 10, 1999, by and among IMPROVENET, INC., a Delaware corporation (the "COMPANY") and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as EXHIBIT A (which persons and entities are hereinafter collectively referred to as "PURCHASERS" and each individually as a "PURCHASER").

                                    RECITALS

         WHEREAS, the Company has authorized the sale and issuance of an aggregate of two million one hundred thousand eight hundred forty three (2,100,843) of its Series D Preferred Stock (the "SHARES");

         WHEREAS, Purchasers desire to purchase the Shares on the terms and conditions set forth herein; and

         WHEREAS, the Company desires to issue and sell the Shares to the Purchasers on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

SECTION 1.        AGREEMENT TO SELL AND PURCHASE.

         1.1 AUTHORIZATION OF SHARES. On or prior to the First Closing (as defined in Section 2 below), the Company shall have authorized (a) the sale and issuance to Purchasers of the Shares, (b) the issuance of such shares of common stock to be issued upon conversion of the Shares (the "CONVERSION SHARES"). The Shares and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Second Restated Certificate of Incorporation of the Company in the form attached hereto as EXHIBIT B (the "RESTATED CERTIFICATE").

         1.2 SALE AND PURCHASE. Subject to the terms and conditions hereof, at the Closing the Company hereby agrees to issue and sell to each Purchaser, severally and not jointly, and each Purchaser agrees to purchase from the Company, severally and not jointly, the number of Shares set forth opposite such Purchaser's name on EXHIBIT A at an aggregate purchase price for each Purchaser set forth opposite such Purchaser's name.

SECTION 2.        CLOSING, DELIVERY AND PAYMENT.

         2.1 CLOSING. The closing of the sale and purchase of the Shares under this Agreement (the "FIRST CLOSING") shall take place on the date hereof (such date is hereinafter referred to as the "FIRST CLOSING Date").

         2.2 DELIVERY. At the First Closing, subject to the terms and conditions hereof, the Company will deliver to the Purchasers certificates representing the number of Shares purchased at the First


                                        1.

Closing by each Purchaser, against payment of the purchase price therefor by check, wire transfer made payable to the order of the Company, cancellation of indebtedness or any combination of the foregoing.

SECTION 3.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         Except as specifically set forth under the corresponding section number of the Schedule of Exceptions attached hereto as EXHIBIT C, the Company hereby represents and warrants to each Purchaser as of the First Closing as follows:

         3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, the Investor Rights Agreement, the Co-Sale Agreement and the Voting Agreement (collectively, the "RELATED AGREEMENTS"), to issue and sell the Shares and to issue the Conversion Shares and to carry out the provisions of this Agreement, the Related Agreements and the Restated Certificate and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary. The Company does not have any investment in, control, either directly or indirectly, nor own any equity securities of any other corporation, limited partnership or similar entity. The Company is not a participant in any joint venture, partnership or similar arrangement. The Company has delivered to the Purchasers true and complete copies of the Bylaws and Charter as currently in effect.

         3.2 CAPITALIZATION; VOTING RIGHTS. The authorized capital stock of the Company, immediately prior to the First Closing, will consist of (a) thirty-one million (31,000,000) shares of common stock, of which (i) one million five hundred ninety three thousand five hundred eight (1,593,508) shares are issued and outstanding, (ii) one hundred seventy thousand four hundred fifty two (170,452) shares are reserved for future issuance to employees pursuant to the Company's Amended and Restated 1996 Stock Option Plan, (iii) one million seven hundred ten thousand seventy nine (1,710,079) shares are subject to outstanding options pursuant to the Amended and Restated 1996 Stock Option Plan and (iv) ten thousand (10,000) shares are subject to outstanding warrants to purchase common stock, and (b) nine million four hundred eighty two thousand nine hundred thirty five (9,482,935) authorized shares of preferred stock, of which (i) one million three hundred one thousand four hundred (1,301,400) are designated Series A Preferred Stock, one million two hundred seven thousand (1,207,000) of which are issued and outstanding and ninety-four thousand four hundred (94,400) of which are reserved for issuance pursuant to outstanding warrants to purchase Series A Preferred Stock, (ii) one million nine hundred eighty-one thousand five hundred thirty-five (1,981,535) are designated Series B Preferred Stock, one million nine hundred thirty-four thousand five hundred twenty-six (1,934,526) of which are issued and outstanding and forty-seven thousand and nine (47,009) of which are reserved for issuance pursuant to outstanding warrants to purchase Series B Preferred Stock, (iii) three million seven hundred thousand (3,700,000) are designated Series C Preferred Stock, three million five hundred thirty-seven thousand five hundred twenty-four (3,537,524) of which are issued and outstanding and forty seven thousand one hundred sixty seven (47,167) of which are reserved for issuance pursuant to an outstanding warrant to purchase Series C Preferred Stock, (iv) two million five hundred thousand (2,500,000) are designated Series D Preferred Stock, none of which are issued and outstanding as of the date hereof. All issued and outstanding shares of the Company's common stock and preferred stock (I) have been duly authorized and validly issued to the persons listed on EXHIBIT G hereto, (II) are fully paid and nonassessable, and (III) were issued in compliance with all applicable state and federal laws concerning


                                        2.

the issuance of securities. The rights, preferences, privileges and restrictions of the Shares are as stated in the Restated Certificate. The Conversion Shares have been duly and validly reserved for issuance. Other than as set forth on EXHIBIT G, and except as may be granted pursuant to the Related Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, voting agreements or agreements of any kind for the purchase or acquisition from the Company of any of its securities. EXHIBIT G reflects a complete and accurate list of all the Company's outstanding shares, warrants, convertible or exchangeable securities and options as of the time immediately after the First Closing and EXHIBIT G reflects any dilution and exercise of preemptive rights triggered by the transactions contemplated hereby. When issued in compliance with the provisions of this Agreement and the Restated Certificate, the Shares and the Conversion Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; PROVIDED, HOWEVER, that the Shares and the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

         3.3 AUTHORIZATION; BINDING OBLIGATIONS. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of the Company hereunder and thereunder at the First Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto and the Conversion Shares pursuant to the Restated Certificate has been taken or will be taken prior to the First Closing. The Agreement and the Related Agreements, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (b) general principles of equity that restrict the availability of equitable remedies and (c) to the extent that the enforceability of the indemnification provisions in Section 3.9 of the Investor Rights Agreement may be limited by applicable laws. The sale of the Shares and the subsequent conversion of the Shares into Conversion Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

         3.4 FINANCIAL STATEMENTS. The Company has delivered to each Purchaser (a) its audited balance sheet, an audited profit and loss statement, statement of cash flows and statement of shareholders' equity for the twelve (12) month period ending on December 31, 1998, (b) its unaudited balance sheet, unaudited profit and loss statement, unaudited statement of cash flows and statement of shareholders' equity for the seven (7) month period ending on July 31, 1999 (collectively, the "FINANCIAL STATEMENTS"), copies of which are attached hereto as EXHIBIT H. The Financial Statements, together with the notes thereto, are complete and correct in all material respects and present fairly the financial condition, results of operations, cash flows and shareholders' equity and position of the Company as of July 31, 1999; PROVIDED, HOWEVER, that the unaudited financial statements are subject to normal recurring year-end audit adjustments (which are not expected to be material) and do not contain all footnotes required under generally accepted accounting principles.

         3.5 LIABILITIES. The Company has no material liabilities whether accrued, absolute, contingent, known or unknown or due or to become due not disclosed in the Financial Statements, except current liabilities incurred in the ordinary course of business subsequent to December 31, 1998 which have not been, either in any individual case or in the aggregate, materially adverse and in any event, has no liabilities in the aggregate in excess of $25,000.


                                        3.

         3.6      AGREEMENTS; ACTION.

                  (a) Except for agreements explicitly contemplated hereby and agreements between the Company and its employees with respect to the sale of the Company's common stock, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof.

                  (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to its knowledge by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $25,000 in the aggregate (other than obligations of, or payments to, the Company arising from purchase or sale agreements entered into in the ordinary course of business), (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the purchase of "off the shelf" or other standard products or entered into in the ordinary course of business), (iii) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services or the Company's ability to solicit the Company's employees or otherwise restricting the Company's ability to do business in any geographic area, or (iv) indemnification by the Company with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase or sale agreements entered into in the ordinary course of business).

                  (c) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities (other than with respect to dividend obligations, distributions, indebtedness and other obligations incurred in the ordinary course of business) individually in excess of $25,000 or, in the case of indebtedness and/or liabilities individually less than $25,000, in excess of $50,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                  (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

         3.7 OBLIGATIONS TO RELATED PARTIES. There are no obligations of the Company to officers, directors, stockholders, or employees of the Company other than (a) for payment of current salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). None of the officers, directors or stockholders of the Company, or any members of their immediate families, are indebted to the Company or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, except that officers, directors and/or stockholders of the Company may own up to five percent (5%) of the stock in publicly traded companies which may compete with the Company. No officer, director or stockholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person's ownership of capital stock or other


                                        4.

securities of the Company). The Company is not a guarantor or indemnitor of any indebtedness of or otherwise provides credit enhancement to any other person, firm or corporation.

         3.8 CHANGES. Since December 31, 1998, there has not been to the Company's knowledge:

                  (a) Any change in the assets, liabilities, financial condition or operations of the Company, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is expected to have a material adverse effect on such assets, liabilities, financial condition or operations of the Company;

                  (b) Any resignation or termination of any key officers of the Company; and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer;

                  (c) Any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

                  (d) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of the Company;

                  (e) Any waiver by the Company of a valuable right or of a material debt owed to it;

                  (f) Any direct or indirect loans made by the Company to any stockholder, employee, officer or director of the Company, other than advances made in the ordinary course of business;

                  (g) Any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

                  (h) Any declaration or payment of any dividend, any other distribution of any securities (other than in the ordinary course of business) or the assets of the Company;

                  (i) Any labor organization activity;

                  (j) Any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

                  (k) Any sale, pledge, assignment or transfer of any material tangible assets or patents, trademarks, copyrights, trade secrets or other intangible assets of the Company;

                  (l) Any change in any material agreement to which the Company is a party or by which it is bound which materially and adversely affects the business, assets, liabilities, financial condition, operations or prospects of the Company, including compensation agreements with the Company's employees;

                  (m) Any payment, discharge, satisfaction or settlement of any material claim or obligation of the Company, except in the ordinary course of business and consistent with past practice;


                                        5.

                  (n) Any write-down of the value of any asset of the Company or any write-off as uncollecible of any accounts or notes receivable or any portion thereof except in the ordinary course of business;

                  (o) Any expenditure or commitment or addition to property, plant or equipment of the Company except in amounts less than $250,000 in the singular or in the aggregate;

                  (p) Any change in the independent public accountants of the Company or any material change in the accounting methods or accounting practices followed by the Company or any material change in depreciation or amortization policies or rates;

                  (q) Any receipt of notice that there has been a loss of, or material order cancellation by, a major customer, advertiser or sponsor of the Company;

                  (r) Any change in the Company's accounting methods, principles or practices and the Company has not made any new elections with respect to Taxes (as defined herein) or any changes in the current elections with respect to Taxes; or

                  (s) Any other event or condition of any character that, either individually or cumulatively, has materially and adversely affected the business, assets, liabilities, financial condition, operations or prospects of the Company.

         3.9 TITLE TO PROPERTIES AND ASSETS; LIENS, ETC. The Company does not own fee title to any real property. The Company has good and marketable title to its properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent, (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (c) those that have otherwise arisen in the ordinary course of business. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

         3.10 PATENTS AND TRADEMARKS. To the best of its knowledge, the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, uniform resource locators, information and other proprietary rights and processes necessary for the Company's business as now conducted and as proposed to be conducted (the "INTELLECTUAL PROPERTY RIGHTS"), without any known infringement of the rights of others. The Schedule of Exceptions contains a complete list of the patents, pending patent applications, trademarks, services marks and the uniform resource locators of the Company. There are no outstanding assignments, options, licenses or agreements of any kind relating to the foregoing nor is the Company bound by or a party to any assignments, options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to


                                        6.

any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement or the Related Agreements nor the carrying on of the Company's business by the employees of the Company nor the conduct of the Company's business as proposed will, to the Company's knowledge, (i) conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any employee is now obligated or (ii) conflict with, alter or impair any of the Intellectual Property Rights. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been duly and validly assigned to the Company. The Company has utilized commercially reasonable efforts to (i) protect and enforce all Intellectual Property Rights, except for those rights that, individually or in the aggregate, are not material to the Company, (ii) protect through nondisclosure agreements and otherwise all trade secrets and confidential information of the Company and (iii) otherwise to secure and protect for the Company's benefit all Intellectual Property Rights. The Company uses reasonable efforts, consistent with industry practices of comparable companies, to identify any use of any Intellectual Property Rights by third parties that has infringed or infringes any Intellectual Property Rights, and
Section 3.10 of the Schedule of Exceptions discloses all material instances know to the Company of any infringing uses, all steps that the Company has taken or is taking to end such infringement, and how any such instances of infringement have been resolved. The Company believes it can obtain on commercially reasonable terms any additional Intellectual Property Rights necessary for its business as proposed to be conducted.

         3.11 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation or default of any term of its Restated Certificate or Bylaws. The Company is not in violation or default of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order, writ or, to its knowledge, any statute, rule or regulation applicable to the Company, its business or operations or any of its assets or properties. The execution, delivery and performance of and compliance with this Agreement, and the Related Agreements, and the issuance and sale of the Shares and of the Conversion Shares pursuant to the Restated Certificate will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

         3.12 LITIGATION. There is no action, suit, proceeding or investigation pending or to the Company's knowledge currently threatened against the Company
(i) that questions the validity of this Agreement, the Related Agreements or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or (ii) which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. Neither the Company nor any of its properties, assets or businesses are subject to the provisions of any order, writ, injunction,


                                        7.

judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

         3.13     TAX RETURNS AND PAYMENTS.

                  (a) The Company has timely filed all Tax Returns required to be filed by it. These Tax Returns are true and correct in all material respects. All Taxes shown to be due and payable on such Tax Returns, any assessments imposed and all other taxes due and payable by the Company have been timely paid or will be paid prior to the time they become delinquent. All Taxes required to be withheld and paid over by the Company to any relevant taxing authority in connection with payments to employees, independent contractors, creditors, stockholders or to third parties have been so withheld and paid over. The Company has not been advised (i) that any of its returns, federal, state or other, have been or are being audited as of the date hereof or (ii) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for. The accruals and reserves for Taxes (other than deferred Taxes) reflected on the unaudited balance sheet as of July 31, 1999 are complete and adequate to cover any liabilities for Taxes with respect to periods or portions of periods ending on or before July 31, 1999. The accruals and reserves for Taxes (other than deferred Taxes) established in the books and records of the Company are complete and adequate to cover any liabilities for Taxes that are attributable to the period beginning after July 31, 1999 and ending on the First Closing Date. No Tax authority in a jurisdiction where the Company does not file Tax Returns has made a claim, assertion or threat that the Company is or may be subject to Tax in such jurisdiction. No audits or examinations with respect to the Company are ongoing or have been threatened or proposed by any taxing authority. No deficiencies for any Tax have been threatened, proposed, asserted or assessed against the Company which have not been satisfied. No waivers or extensions of statutes of limitations with respect to Taxes have been given by the Company. Complete copies of all Tax Returns of the Company that have been filed by the Company since its inception have been delivered to or made available to each of the Purchasers if requested by a Purchaser. The Company is not party to or liable under any tax sharing arrangement. The Company has not filed a combined, consolidated or unitary Tax Return with respect to any affiliated group of which the Company is not the common parent. The Company has not made an election under Section 341(f) of the Internal Revenue Code of 1986 (the "CODE"), as amended.

                  (b) For purposes of this Agreement, "TAX" (including, with correlative meaning, the terms "TAXES") shall mean all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs, duty, capital stock, communications servicers, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy, and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect to such penalties and additions, and includes any liability for Taxes of another person by contract, as a transferee of successor, under Treasury Regulation 1.1502-6 or analogous state, local or foreign law provision or otherwise; and "TAX RETURN" shall mean all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

         3.14 EMPLOYEES. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company. No employee has any agreement or contract, written or verbal, regarding his employment. The Company is not a party to or bound by any currently effective


                                        8.

employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To the Company's knowledge, no employee of the Company nor any consultant with whom the Company has contracted is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by or to contract with the Company, because of the nature of the business to be conducted by the Company; and to the Company's knowledge the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Company is not aware that any officer, key employee or any group of key employees intends to terminate their employment with the Company nor does the Company have a present intention to terminate the employment of any officer, key employee or group of key employees. The Company has complied with all applicable laws relating to the employment of labor, including laws relating to wages and hours, equal opportunity and payment of social security and other taxes.

         3.15 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENTS. To the best of the Company's knowledge, it has done nothing to compromise the secrecy, confidentiality or value of any of its trade secrets, know-how, inventions, prototypes, designs, processes or technical data required to conduct its business as now conducted or proposed to be conducted. The Company has taken the past and will take in the future reasonable security measures to protect the secrecy, confidentiality and value of all of its trade secrets, know-how, inventions, prototypes, designs, processes and technical data important to the conduct of its business. Each former and current employee, officer and consultant of the Company has executed a Proprietary Information and Inventions Agreement in the form of EXHIBIT I attached hereto. No current employee, officer or consultant of the Company has excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such employee's, officer's or consultant's Proprietary Information and Inventions Agreement. The Company, after reasonable investigation, is not aware that any of its employees, officers or consultants is in violation of any item of the Proprietary Information and Inventions Agreement that would have a materially adverse effect on the Company, and the Company will use its best efforts to prevent any such violation.

         3.16 OBLIGATIONS OF MANAGEMENT. Each officer of the Company is currently devoting one hundred percent (100%) of his business time to the conduct of the business of the Company. The Company is not aware of any officer or key employee of the Company planning to work less than full time at the Company in the future.

         3.17 REGISTRATION RIGHTS AND VOTING AGREEMENTS. Except as required pursuant to the Investor Rights Agreement, the Company is presently not under any obligation and has not granted any rights to register (as defined in Section 2.1 of the Investor Rights Agreement) any of the Company's presently outstanding securities or any of its securities that may hereafter be issued. Except as required pursuant to the Voting Agreement, the Company has no agreement, obligation or commitment with respect to the election of any individual or individuals to the Board of Directors and, to the best of the knowledge of the Company, there is no voting agreement or other agreement among the stockholders with respect to the election of any individual or individuals to the Board of Directors for any other purpose.


                                        9.

         3.18 COMPLIANCE WITH LAWS; PERMITS. The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. No orders, permissions, consents, approvals or authorizations from any governmental entity or any other person are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of the Shares or the Conversion Shares, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the First Closing, as will be filed in a timely manner. The Company has and is in full compliance in all material respects with all the terms and conditions of all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

         3.19 ENVIRONMENTAL AND SAFETY LAWS. To its knowledge, the Company is not in violation of any applicable federal, state or local statute, law, ordinance or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

         3.20 OFFERING VALID. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4.2 hereof, the offer, sale and issuance of the Shares and the issuance of the Conversion Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT") and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act or any state securities laws.

         3.21 FULL DISCLOSURE. The Private Placement Memorandum (the "PPM"), this Agreement, the Exhibits hereto, the Related Agreements and all other documents delivered by the Company to the Purchasers or their attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, do not contain any untrue statement of a material fact nor, to the Company's knowledge, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. Notwithstanding the foregoing, the PPM provided to each of the Purchasers was prepared by the management of the Company in a good faith effort to describe the Company's proposed business and products and the markets therefore. The forward-looking statements made in the PPM appeared reasonable to management as of the date thereof; however, there is no assurance that these forward-looking statements will prove to be valid or that the objectives set forth in the PPM will be achieved. To the Company's knowledge, there are no facts regarding the Company which (individually or in the aggregate) materially adversely affect the business, assets, liabilities, financial condition, prospects or operations of the Company that have not been set forth in the PPM, the Agreement, the Exhibits hereto, the Related Agreements or in other documents delivered to Purchasers or their attorneys or agents in connection herewith.


                                        10.

         3.22 QUALIFIED SMALL BUSINESS. The Company represents and warrants to the Purchasers that, to the best of its knowledge, the Shares should qualify as "QUALIFIED SMALL BUSINESS STOCK" as defined in Section 1202(c) of the Internal Revenue Code of 1986, as amended (the "CODE"), as of the date hereof.

         3.23 MINUTE BOOKS. The minute books of the Company provided to the Purchasers or their counsel contain a complete summary of all meetings of directors and stockholders since the time of incorporation and correctly reflect all issuances of stock or other equity rights in the Company.

         3.24 INSURANCE. The Schedule of Exceptions contains an accurate summary of the insurance policies currently maintained by the Company. The Company has or will obtain promptly following the First Closing from a company that is financially sound and reputable fire and casualty insurance policies with coverage customary for companies similarly situated to the Company. There are currently no claims pending by the Company under any insurance policy currently in effect and covering the property, business or employees of the Company, and all premiums due and payable with respect to the policies maintained by the Company have been paid to date. All insurance policies are in the name of the Company and are outstanding and in full force and effect. Such insurance policies are customary for companies engaged in the type of business conducted by the Company and at the same stage of development as the Company. The Company has not received notice of cancellation of termination of any such policy, nor has any such policy been denied, revoked or rescinded nor has the Company borrowed against any such policies. There are no claims for which an insurance carrier has denied or threatened to deny coverage. The Company carries, or is covered by, insurance with companies that are financially sound and reputable in such amounts with such deductibles and against such risks and losses as are reasonable for the business and assets of the Company.

         3.25 SMALL BUSINESS CONCERN. The Company together with its "affiliates" (as that term is defined in Section 121.103 of Title 13 of the Code of Federal Regulations (the "FEDERAL REGULATIONS")), is a "SMALL BUSINESS CONCERN" within the meaning of the Small Business Investment Act of 1958, as amended (the "SMALL BUSINESS ACT"), and the regulations promulgated thereunder, including Section 121.301 of Title 13 of the Federal Regulations (a "SMALL BUSINESS CONCERN"). The information delivered to each Purchaser that is a licensed Small Business Investment Company (an "SBIC PURCHASER") on SBA Forms 480, 652 and 1031 delivered in connection herewith is true and correct.

         3.26 YEAR 2000 COMPLIANCE. All of the Company's products and services (including any products or services currently under development as of the date hereof) will record, store, process and calculate and present calendar dates falling on and after January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner and with the same functionality, data integrity and performance as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively "YEAR 2000 COMPLIANT"). None of the Company's material products will lose material functionality with respect to the introduction of records containing dates falling on or after January 1, 2000. The Company has taken all reasonable actions to ensure that all of the Company's internal computer systems, including without limitation, its accounting systems, are Year 2000 Compliant. To the knowledge of the Company, all vendors of products and services to the Company, and their respective products, services and operations, will be in all material respects Year 2000 Compliant.

         3.27 FOREIGN CORRUPT PRACTICES ACT. The Company and, to the knowledge of the Company after due inquiry, its employees are in compliance in all material respects with the U.S. Foreign Corrupt Practices Act, as amended, including without limitation the books and records provisions thereof.


                                        11.

         3.28 DIRECTORS AND OFFICERS. To the knowledge of the Company, since the formation of the Company, no director or officer of the Company has (a) been arrested or convicted of any crime material to an evaluation of such person's ability or integrity, including, without limitation, any violation of any federal or state law which currently or has previously regulated the types of business in which the Company is currently or has previously been engaged, (b) filed a petition under federal bankruptcy or state insolvency laws or (c) been a director or officer of a business entity which has filed a petition under federal bankruptcy or state insolvency laws, or had a receiver or similar officer appointed by a court to administer the business or property of such entity.

SECTION 4.        REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

         Each Purchaser hereby represents and warrants to the Company as follows (it being agreed that such representations and warranties do not in any way limit or effect the Purchasers' right to rely upon and enforce any breach of the representations and warranties of the Company set forth in this Agreement):

         4.1 REQUISITE POWER AND AUTHORITY. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Related Agreements and to carry out their provisions. All action on Purchaser's part required for the lawful execution and delivery of this Agreement and the Related Agreements has been or will be effectively taken prior to the First Closing. Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (b) general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions of Section 3.9 of the Investor Rights Agreement may be limited by applicable laws.

         4.2 INVESTMENT REPRESENTATIONS. Purchaser understands that neither the Shares nor the Conversion Shares have been registered under the Securities Act. Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in the Agreement. Purchaser hereby represents and warrants as follows:

                  (a) PURCHASER BEARS ECONOMIC RISK. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Shares or the Conversion Shares are registered pursuant to the Securities Act or an exemption from registration is available. Purchaser understands that the Company has no present intention of registering the Shares, the Conversion Shares or any shares of its common stock. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares or the Conversion Shares under the circumstances in the amounts or at the times Purchaser might propose.

                  (b) ACQUISITION FOR OWN ACCOUNT. Purchaser is acquiring the Shares and the Conversion Shares for Purchaser's own account for investment only and not with a view towards their distribution.


                                        12.

                  (c) PURCHASER CAN PROTECT ITS INTEREST. Purchaser represents that by reason of its, or of its management's, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement and the Related Agreements. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

                  (d) ACCREDITED INVESTOR. Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

                  (e) COMPANY INFORMATION. Purchaser has received and read the Financial Statements and the PPM and has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

                  (f) RULE 144. Purchaser acknowledges and agrees that the Shares and, if issued, the Conversion Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the number of shares being sold during any three-month period not exceeding specified limitations.

                  (g) RESIDENCE. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on EXHIBIT A hereto; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its investment decision was made is located at the address or addresses of the Purchaser set forth on EXHIBIT A hereto.

         4.3 TRANSFER RESTRICTIONS. Each Purchaser acknowledges and agrees that the Shares and, if issued, the Conversion Shares are subject to restrictions on transfer as set forth in the Investor Rights Agreement.

SECTION 5.        CONDITIONS TO CLOSING.

         5.1 CONDITIONS TO PURCHASERS' OBLIGATIONS AT THE FIRST CLOSING. Purchasers' obligations to purchase the Shares at the First Closing are subject to the satisfaction, at or prior to the First Closing, of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF OBLIGATIONS. The representations and warranties made by the Company in
Section 3 hereof shall be true and correct in all material respects as of the First Closing Date with the same force and effect as if they had been made as of the First Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the First Closing.


                                        13.

                  (b) PERFORMANCE OF OBLIGATIONS. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the First Closing.

                  (c) LEGAL INVESTMENT. On the First Closing Date, the sale and issuance of the Shares and the proposed issuance of the Conversion Shares shall be legally permitted by all laws and regulations to which Purchasers and the Company are subject.

                  (d) CONSENTS, PERMITS, AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Related Agreements (except for such as may be properly obtained subsequent to the First Closing).

                  (e) FILING OF RESTATED CERTIFICATE. The Restated Certificate shall have been filed with the Secretary of State of the State of Delaware.

                  (f) CORPORATE DOCUMENTS. The Company shall have delivered to Purchasers or their counsel, copies of all corporate documents of the Company as Purchasers shall reasonably request.

                  (g) RESERVATION OF CONVERSION SHARES. The Conversion Shares issuable upon conversion of the Shares shall have been duly authorized and reserved for issuance upon such conversion.

                  (h) COMPLIANCE CERTIFICATE. The Company shall have delivered to Purchasers a Compliance Certificate, executed by the President of the Company, dated the date of the First Closing, to the effect that the conditions specified in subsections (a), (b), (d), (e) and (g) of this
Section 5.1 have been satisfied.

                  (i) INVESTOR RIGHTS AGREEMENT. An Investor Rights Agreement substantially in the form attached hereto as EXHIBIT D shall have been executed and delivered by the parties thereto.

                  (j) CO-SALE AGREEMENT. The Co-Sale Agreement substantially in the form attached hereto as EXHIBIT E shall have been executed and delivered by the parties thereto.

                  (k) VOTING AGREEMENT. The Voting Agreement substantially in the form attached hereto as EXHIBIT F shall have been executed and delivered by the parties thereto.

                  (l) BOARD OF DIRECTORS. Upon the First Closing, the authorized size of the Board of Directors of the Company shall initially be seven (7) members and the Board shall consist of Robert L. Stevens, Garrett Gruener, Stuart Gannes, Alex Knight, Andrew Anker, Ronald Cooper and Brian Graff.

                  (m) LEGAL OPINION. The Purchasers shall have received from legal counsel to the Company an opinion addressed to them, dated as of the First Closing Date, in substantially the form attached hereto as EXHIBIT J.

                  (n) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the First Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the


                                        14.

Purchasers and their special counsel, and the Purchasers and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                  (o) INTERNET DEVELOPMENT, MARKETING AND DISTRIBUTION AGREEMENT. The Internet Development, Marketing and Distribution Agreement substantially in the form attached hereto as EXHIBIT K shall have been executed and delivered by the parties thereto and in connection therewith the Company shall issue GE Capital Equity Investments, Inc. a warrant to purchase 209,000 shares of Series D Preferred Stock upon the execution of such aforementioned agreement. In addition, GE Capital Equity Investments, Inc. shall be issued a warrant to purchase 117,000 shares of Series D Preferred Stock.

                  (p) PROPRIETARY INFORMATION AND INVENTIONS AGREEMENTS. All key employees shall have executed a Proprietary Information and Inventions Agreement that is reasonably acceptable to Investors' counsel.

                  (q) DUE DILIGENCE. All matters investigated by the Purchasers in the course of their due diligence shall be satisfactory to each of the Purchasers, their special counsels and their accountants.

         5.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The Company's obligation to issue and sell the Shares at the First Closing is subject to the satisfaction, on or prior to the First Closing, of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties made by those Purchasers acquiring Shares in
Section 4 hereof shall be true and correct in all material respects at the date of the First Closing, with the same force and effect as if they had been made on and as of said date.

                  (b) PERFORMANCE OF OBLIGATIONS. Such Purchasers shall have performed and complied in all material respects with all agreements and conditions herein required to be performed or complied with by such Purchasers on or before the First Closing.

                  (c) INVESTOR RIGHTS AGREEMENT. An Investor Rights Agreement substantially in the form attached hereto as EXHIBIT D shall have been executed and delivered by the Purchasers.

                  (d) CO-SALE AGREEMENT. The Co-Sale Agreement substantially in the form attached hereto as EXHIBIT E shall have been executed and delivered by the parties thereto.

                  (e) VOTING AGREEMENT. The Voting Agreement substantially in the form attached hereto as EXHIBIT F shall have been executed and delivered by the parties thereto.

                  (f) INTERNET DEVELOPMENT, MARKETING AND DISTRIBUTION AGREEMENT. The Internet Development, Marketing and Distribution Agreement substantially in the form attached hereto as EXHIBIT K shall have been executed and delivered by the parties thereto.

                  (g) CONSENTS, PERMITS, AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Related Agreements (except for such as may be properly obtained subsequent to the First Closing).


                                        15.

SECTION 6.        MISCELLANEOUS.

         6.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of New York as such laws are applied to agreements between New York residents entered into and performed entirely in New York. Each party hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the state and federal courts located in the State of New York for any actions, suits or proceedings arising out of or relating to this Agreement or any of the Related Agreements (as defined in the Purchase Agreement) and the transactions contemplated hereby or thereby. Each party hereto agrees not to commence any action, suit or proceeding relating thereto except in such courts. The parties hereto irrevocably and unconditionally waive any objection to the laying of venue in any action, suit or proceeding arising out of this Agreement or any of the Related Agreements or the transactions contemplated hereby or thereby, in such state or federal courts aforesaid and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE PARTIES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS AGREEMENT OR ANY OF THE RELATED AGREEMENTS.

         6.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and the First Closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

         6.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares and the Conversion Shares from time to time.

         6.4 ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules hereto, the Related Agreements and the PPM and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

         6.5 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         6.6      AMENDMENT AND WAIVER.

                  (a) This Agreement may be amended or modified only upon the written consent of the Company and holders of at least a majority of the Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold to the public).


                                        16.

                  (b) The obligations of the Company and the rights of the holders of the Shares and the Conversion Shares under the Agreement may be waived only with the written consent of the holders of at least a majority of the Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold to the public).

                  (c) Any amendment, modification or waiver effected in accordance with Section 6.6(a) or Section 6.6(b) with the consent of the requisite parties shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder and the Company (even if such holder did not consent to such amendment, modification or waiver).

         6.7 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, the Related Agreements or the Restated Certificate, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any Purchaser's part of any breach, default or noncompliance under this Agreement, the Related Agreements or under the Restated Certificate or any waiver on such party's part of any provisions or conditions of the Agreement, the Related Agreements, or the Restated Certificate must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Related Agreements, the Restated Certificate, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

         6.8 WAIVER OF CONFLICTS. Each party to this Agreement (except for GE Capital Equity Investments, Inc.) acknowledges that legal counsel for the Company, Cooley Godward LLP ("COOLEY GODWARD"), has in the past and may continue in the future to perform legal services for one or more of the Purchasers or their affiliates in matters unrelated to the transactions contemplated by this Agreement, including, but not limited to, the representation of the Purchasers in matters of a similar nature to the transactions contemplated herein. Each party to this Agreement hereby (a) acknowledges that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation, (b) acknowledges that with respect to the transactions contemplated herein, Cooley Godward has represented the Company and not any individual Purchaser or any individual stockholder, director or employee of the Company and (c) gives its informed consent to Cooley Godward's representation of the Company in the transactions contemplated by this Agreement and Cooley Godward's representation of one or more of the Purchasers or their affiliates in matters unrelated to such transactions.

         6.9 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to Purchaser at the address set forth on EXHIBIT A attached hereto or at such other address as the Company or Purchaser may designate by ten days advance written notice to the other parties hereto.


                                        17.

         6.10 TRANSFER TAXES. All transfer, transfer gains, documentary, sales, use, stamp, registration and other similar Taxes and fees (including costs and expenses relating to such Taxes) (collectively, "TRANSFER TAXES") incurred in connection with the consummation of the transactions contemplated by this Agreement, shall be borne by the Company. The Company shall, at its own expense, prepare and timely file, in accordance with all applicable laws and regulations, all necessary Tax Returns and other documentation with respect to such Transfer Taxes. The Purchasers shall reasonably cooperate with the Company in the preparation and filing of any such Tax Returns and other documentation.

         6.11 EXPENSES. The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. The Company shall, at the First Closing, reimburse the reasonable fees of and expenses of Fried, Frank, Harris, Shriver and Jacobson, special counsel for GE Capital Equity Investments, Inc. not to exceed $20,000.

         6.12 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

         6.13 TITLES AND SUBTITLES. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         6.14 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         6.15 BROKER'S FEES. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 6.15 being untrue.

         6.16 PRESS RELEASES/USE OF GENERAL ELECTRIC NAME. The Company shall not issue any press release or make any disclosure or public announcement relating primarily to the subject matter of this Agreement or any of the Related Agreements or the Internet Development, Marketing and Distribution Agreement without the prior written approval of GE Capital Equity Investment, Inc. Without limiting the generality of the foregoing, the Company shall not in any manner publicly use or refer to the name of GE Appliances, GE Capital Equity Investments, Inc., General Electric Company, General Electric Capital Corporation or any other their affiliates in any press release, disclosure or public announcement without the prior written approval of the party so named. Notwithstanding the foregoing, the Company shall be permitted to disclose this Agreement, any of the Related Agreements or the Internet Development, Marketing and Distribution Agreement to the extent required in any filing required by the Company pursuant to the Securities Act of 1933, as amended, the Securities and Exchange Act of 1934, as amended, or any other state or federal statute.

         6.17 EXCULPATION AMONG PURCHASERS. Each Purchaser acknowledges that it is not relying upon any person, firm, or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the


                                        18.

respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Shares and Conversion Shares.

         6.18 ALTERNATIVE DISPUTE RESOLUTION. Notwithstanding anything to the contrary herein, GE Capital Equity Investments, Inc. shall have the option to invoke and apply the provisions of Article XIII "Dispute Resolution" under the Internet Development, Marketing and Distribution Agreement should any dispute, controversy, claim or disagreement arise from or relating to or in connection with this Agreement or any other Related Agreement.

         6.19 PRONOUNS. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.



                      [THIS SPACE INTENTIONALLY LEFT BLANK]







                                        19.

         IN WITNESS WHEREOF, the parties hereto have executed the SERIES D PREFERRED STOCK PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:                                          PURCHASERS:

IMPROVENET, INC.                                  ___________________________
1286 ODDSTAD DRIVE                                (PRINT NAME OF PURCHASER)
REDWOOD CITY, CA  94063

By: /s/ Ron Cooper                                By: /s/ All Series D Investors
   --------------------------------------------      --------------------------
   Ronald Cooper, President and Chief Executive
   Officer                                        Title:
                                                        ---------------------
                                                  GE CAPITAL EQUITY INVESTMENTS,
                                                  INC.

                                                  By:
                                                     -------------------------

                                                  Title:
                                                        ----------------------





                      SERIES D PREFERRED STOCK PURCHASE AGREEMENT
                                  SIGNATURE PAGE

                                                     EXHIBIT A

                                              SCHEDULE OF PURCHASERS


                                                                     SHARES OF SERIES D                     AGGREGATE
   NAME AND ADDRESS                                                       PREFERRED                       PURCHASE PRICE
   ----------------------------------------------------------     -----------------------------      --------------------------
   GE Capital Equity Investments, Inc.                                    1,298,701                          $9,999,997.70
   120 Long Ridge Road
   Stamford, CT 06927

   Access Technology Partners                                                22,642                            $174,343.40
   c/o Hambrecht & Quist
   One Bush Street
   San Francisco, CA 94104

   Access Technology Partners Brokers Fund, L.P.                                453                              $3,488.10
   c/o Hambrecht & Quist
   One Bush Street
   San Francisco, CA 94104

   Alta California Partners, L.P.                                           253,938                          $1,955,322.60
   One Embarcadero Center, Suite 4050
   San Francisco, CA  94111

   Alta Embarcadero Partners, LLC                                             5,802                             $44,675.40
   One Embarcadero Center, Suite 4050
   San Francisco, CA  94111

   ARCH Venture Fund III, L.P.                                              215,192                          $1,656,978.40
   8735 Higgins Road, Suite 225
   Chicago, IL 60631

   August Capital II, L.P.                                                  205,137                          $1,579,554.90
   2480 Sand Hill Road, Suite 101
   Menlo Park, CA  94025

   H&Q ImproveNet Investors, LLC                                              2,376                             $18,295.20
   c/o Hambrecht & Quist
   One Bush Street
   San Francisco, CA 94104

   Hambrecht & Quist California                                               1,416                             $10,903.20
   c/o Hambrecht & Quist
   One Bush Street
   San Francisco, CA 94104

   Hambrecht & Quist Employee Venture Fund, L.P. II                           1,416                             $10,903.20
   c/o Hambrecht & Quist
   One Bush Street
   San Francisco, CA 94104


                                     EXHIBIT A-1
                     SERIES D PREFERRED STOCK PURCHASE AGREEMENT



   Kellett Partners, L.P.                                                    13,334                            $102,671.80
   299 Galleria Parkway, Suite 1800
   Atlanta, GA  30339

   Clear Fir Partners                                                         1,482                             $11,411.40
   4303 54th Avenue, N.E.
   Seattle, WA  98105

   Blackshirts Joint Venture                                                  7,978                             $61,430.60
   2000  First Avenue, Suite 1001
   Seattle, WA  98121

   Alex Knight                                                                2,597                             $19,996.90
   1116 Harvard Avenue East
   Seattle, WA  98102

   MGN Opportunity LLC                                                       22,793                            $175,506.10
   801 Second Avenue
   13th Floor
   Seattle, WA 98104

   Zero Stage Capital VI Limited Partnership                                 45,586                            $351,012.20
   101 Main Street, 17th Floor
   Cambridge, MA 02142-1519

            TOTAL                                                         2,100,843                         $16,176,491.10
                                                                  =============================      ===========================




                                        EXHIBIT A-2
                       SERIES D PREFERRED STOCK PURCHASE AGREEMENT